SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2014

USMD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35639	27-2866866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6333 North State Highway 161, Suite 200

Irving, Texas 75038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 493-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

On December 22, 2014, USMD Holdings, Inc. (the “Company”) entered into Amendment No. 6 to Credit Agreement and Amendment No. 1 to the Guarantee and Collateral Agreement (the “Amendment”) with Southwest Bank, as administrative agent for the lenders, to amend that certain Credit Agreement dated August 31, 2012 (as previously amended, the “Credit Agreement”) by and among the Company, certain other borrowers, JPMorgan Chase Bank, N.A., as agent, and other lenders.

The Amendment increases the Company’s revolving line of credit from $3 million to $10 million (the “Revolver”) and restructures the Company’s term loan facility (the “Term Loan”) to provide $7.5 million in term debt financing. The Amendment also:

1-	Modifies the interest rate for the Revolver from the Company’s option of the U.S. prime rate (as published in the Wall Street Journal) plus 0.50% , or the London Interbank Offer Rate plus 3.0%, to the Company’s option of the U.S. prime rate plus 0.50%, or the London Interbank Offer Rate plus 3.50%, with a floor of 4.00% in either case;

2-	Modifies the interest rate of the Term Loan from 30-Day London Interbank Offer Rate plus 3.00% to 5.00% fixed;

3-	Modifies the maturity date of the Revolver and the Term Loan to December 21, 2016;

4-	Requires the Company to make quarterly payments of $375,000 in principal, plus interest, on the Term Loan beginning on March 31, 2015, with any principal still outstanding due at maturity;

5-	Requires an annual administrative agent fee of 0.50% of the amount of the Revolver;

6-	Requires the Company to move its primary depository relationship to Southwest Bank;

7-	Modifies the definition or metrics of certain financial covenants, including the fixed charge coverage ratio and the senior leverage ratio;

8-	Modifies certain covenants with which the Company must comply, including limits on capital expenditure, guaranty obligations, other indebtedness and stock repurchases; and

9-	Modifies the borrowing base to exclude certain assets from its calculation.

In connection with this Amendment, Southwest Bank has replaced JPMorganChase Bank, N.A. as the administrative agent and is the sole lender to the Company under the Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Amendment No. 6 to Credit Agreement and Amendment No. 1 to the Guarantee and Collateral Agreement dated December 22, 2014 by and among USMD Holding, Inc., certain other borrowers, and Southwest Bank, as lender and administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USMD HOLDINGS, INC.

Date: December 30, 2014	By:	/s/ Carolyn Jones
Carolyn Jones
Chief Financial Officer